EXHIBIT 99.1
U.S. PATENT TRIAL AND APPEALS BOARD AFFIRMS VALIDITY
OF ALL CLAIMS OF CORCEPT’S U.S. PATENT NO. 10,195,214
MENLO PARK, Calif. (November 18, 2020) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the stress hormone cortisol, announced today that the Patent Trial and Appeal Board (PTAB) of the U.S. Patent and Trademark Office has issued a decision upholding the validity of all claims of U.S. Patent No. 10,195,214, “Concomitant Administration of Glucocorticoid Receptor Modulators and CYP3A Inhibitors” (the “‘214 patent”). The ‘214 patent expires in 2037.
“We are gratified by the PTAB’s decision,” said Joseph K. Belanoff, MD, Corcept’s Chief Executive Officer. “The ‘214 patent is directed to an important medical discovery – that, with dose-adjustment as set forth in its FDA-approved label, Korlym® can be safely co-administered with medications known as strong CYP3A inhibitors, including commonly-prescribed antiviral, antibiotic, antifungal and antidepressant medications. Patients with Cushing’s syndrome often experience significant co-morbidities. We are glad that our research has increased the array of medications available to the physicians who treat them.”
Hypercortisolism
Hypercortisolism, often referred to as Cushing’s syndrome, is caused by excessive activity of the hormone cortisol. Endogenous Cushing’s syndrome is an orphan disease that most often affects adults aged 20-50. In the United States, an estimated 20,000 patients have Cushing’s syndrome, with about 3,000 new patients diagnosed each year. Symptoms vary, but most patients experience one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper-body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Hypercortisolism can affect every organ system in the body and can be lethal if not treated effectively.
About Corcept Therapeutics
Corcept is a commercial-stage company engaged in the discovery and development of drugs to treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of the hormone cortisol. Korlym® was the first drug approved by the U.S. Food and Drug Administration for patients with Cushing’s syndrome. Corcept has discovered a large portfolio of proprietary compounds that selectively modulate the effects of cortisol. The company owns extensive United States and foreign intellectual property covering the composition of its selective cortisol modulators and the use of cortisol modulators to treat a variety of serious disorders.
Forward-Looking Statements
Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations that are subject to risks and uncertainties that might cause our actual results to differ materially from those statements express or imply. These risks and uncertainties include, but are not limited to, our ability to operate our business and achieve our goals and conduct our clinical trials during the Covid-19 pandemic and to generate sufficient revenue to fund our commercial operations and development programs; the availability of competing treatments, including generic versions of Korlym; our ability to obtain acceptable prices or adequate insurance coverage and reimbursement for Korlym; and risks related to the development of our product candidates, including their clinical attributes, regulatory approvals, mandates and oversight, and other requirements. These and other risks are set forth in our SEC filings, which are available at our website and the SEC’s website. In this press release, forward-looking statements include statements regarding the scope of the company’s intellectual property. We disclaim any intention or duty to update forward-looking statements made in this press release.

CONTACT:
Christopher S. James, MD
Director, Investor Relations
Corcept Therapeutics
650-684-8725
cjames@corcept.com
www.corcept.com